EXHIBIT 23.1.7

Exhibit 23.1.7

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 24, 2007, with respect to the financial statements of ATEL 12, LLC as of April 3, 2007 and for the period of February 24, 2007 (date of inception) through April 3, 2007, included in the Pre-Effective Amendment No. 3 to Form S-1 Registration Statement and Prospectus of ATEL 12, LLC for the registration of 20,000,000 units of limited liability company interest.

/s/ Moss Adams, LLP

San Francisco, California

August 30, 2007